UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 5, 2021 (August 4, 2021)

Date of Report (Date of earliest event reported)

________________________

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On August 4, 2021, Aprea Therapeutics, Inc. (“Aprea”) was notified by the U.S. Food and Drug Administration (FDA) that it had placed a partial clinical hold on its clinical trials of eprenetapopt in combination with azacitidine in its myeloid malignancy programs. The partial clinical hold does not apply to Aprea’s ongoing clinical trials in lymphoid malignancies and solid tumors, or the APR-548 clinical trial. There are approximately 20 patients currently receiving eprenetapopt in combination with azacitidine in Aprea’s myeloid malignancy programs, which includes myelodysplastic syndromes (MDS), acute myeloid leukemia (AML), and post-transplant maintenance trials, all of which have completed enrollment. Patients who are benefiting from treatment can continue to receive study treatment. As part of the clinical hold, no additional patients can be enrolled to these trials until the partial clinical hold is resolved. Aprea intends to work closely with the FDA to analyze the data, address the specific questions raised, and seek to resolve the partial clinical hold as soon as possible.

On August 5, 2021, the Company issued a press release announcing the partial clinical hold. A copy of this press release is filed herewith as Exhibit 99.1 to this Current Report.

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Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press release issued by Aprea Therapeutics, Inc. dated August 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: August 5, 2021	By:	/s/ Christian S. Schade
Name: Christian S. Schade
Title: Chairman and Chief Executive Officer